Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated May 4, 2018, relating to the December 31, 2017 financial statements of SeriesOne, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ LIGGETT & WEBB, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

August 6, 2018